Exhibit 12.2

Certification pursuant to Section 302 Sarbanes Oxley Act by the Chief Financial Officer of Telecom Italia Media S.p.A.

      I, Paolo Serra, certify that:

     1. I have reviewed this Amendment No. 1 to the Annual Report on Form 20-F/A (the “Report”) for the period ending December 31, 2005, of Telecom Italia Media S.p.A

     2. Based on my knowledge, this Amendment No. 1 to this Annual Report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this Annual Report.

	By:	/s/ Paolo Serra

		Name:	Paolo Serra
		Title:	Chief Financial Officer
Date: September 28, 2006